Prestige Brands Holdings, Inc. Reports Fiscal First Quarter 2011 Results

Irvington, NY, August 5, 2010—Prestige Brands Holdings, Inc. (NYSE-PBH) today announced results for the first quarter of fiscal 2011, which ended on June 30, 2010.

Net income from continuing operations for the first quarter was $9.6 million, or $0.19 of fully diluted earnings per share, 20% higher than the prior year’s comparable period’s net income of $8.0 million or $0.16 per fully diluted share.

Total revenues for the quarter ended June 30, 2010 were $73.4 million, 3% higher than the prior year comparable quarter’s results of $71.0 million.

Operating income for the first fiscal quarter was $21.3 million, 15% higher than the prior year’s comparable period results of $18.5 million.  The increase in operating income was due to an increase in gross profit resulting from higher revenues combined with favorable advertising and promotion (A&P) and general and administrative (G&A) expenditures.

Commentary

“This quarter’s results affirm the strength of our core OTC business model and the overall direction of our strategic plan,” said Matthew Mannelly, President and CEO.  “We are pleased with the growth of our core OTC brands as well as their long-term potential. We remain confident in achieving our long-term goals, however, we are realistic about the overall economic environment and the challenges we face for the full year. In particular, given last years’ heavy retailer buy-in of cough/cold products in anticipation of H1N1, the second quarter will be challenging from a revenue standpoint.  Retailers have told us as well as our competitors that this buy-in will not be repeated this year in the second quarter.”

Mr. Mannelly concluded, “We continue to look at optimizing our growth portfolio as a marathon, not a sprint. With our refinancing in place, we are focused on both organic growth in our core OTC brands as well as pursuing appropriate outside OTC opportunities.”

Results by Segment for the First Fiscal Quarter

Over-the-Counter Healthcare Products (OTC)

Net revenues of $44.3 million for the OTC segment were $4.0 million or 10% higher than the prior year comparable period results of $40.3 million.  The increase was driven by sales of Clear Eyes®, Compound W®, Wartner®, New Skin®, Murine® Tears, Percogesic®, and Sleep-Eze® in Canada, partially offset by decreases on the Allergen Block products and Earigate®.

Of the Company’s six core brands, five are in the OTC segment.  These include Chloraseptic®, Clear Eyes®, Compound W®, Little Remedies®, and The Doctor’s® NightGuard®. Revenues for our core OTC brands were up 16% in the aggregate over the prior year comparable quarter.

Household Products

Revenues for this segment were $26.5 million, 3% less than the comparable first quarter of fiscal 2010.  A sales increase on the Spic and Span® brand was offset by declines on the Comet® and Chore Boy® brands.

Personal Care Products

Revenues for this segment were $2.6 million, 22% below the prior year comparable quarter’s revenues of $3.3 million.  The sales decline traces to distribution losses for the Cutex® brand in the fall of 2010.

Free Cash Flow

Free cash flow is a “non-GAAP” measure as that term is defined by the Securities and Exchange Commission in Regulation G.  Free cash flow is presented here because management believes it is a commonly used measure of liquidity, and is an indication of cash available for debt repayment and acquisitions.  The Company defines free cash flow as operating cash flows less capital expenditures.

The Company’s free cash flow for the first quarter ended June 30, 2010 was $20.6 million, composed of operating cash flow of $20.7 million, less capital expenditures of $0.1 million.  This is a $2.6 million increase over the comparable quarter’s free cash flow of $18.0 million, composed of operating cash flow of $18.1 million, less capital expenditures of $0.1 million.

Conference Call

The Company will host a conference call today at 8:30 a.m. EDT.  To access the call, listeners calling from within North America may dial 800-299-0433 at least 15 minutes prior to the start of the call.  To access the call from outside North America, callers should dial 617-801-9712.  The conference passcode is “prestige”.  The Company will provide a live internet webcast as well as an archived replay, which can be accessed from the Investor Relations page of http://prestigebrandsinc.com.  Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 888-286-8010 within North America, and at 617-801-6888 from outside North America.  The passcode is 79554986.

About Prestige Brands Holdings, Inc.

Located in Irvington, New York, Prestige Brands Holdings, Inc. is a marketer and distributor of brand name over-the-counter healthcare, household and personal care products sold throughout the U.S., Canada and certain international markets.  Key brands include Compound W® wart remover, Chloraseptic® sore throat and allergy treatment, New-Skin® liquid bandage, Clear Eyes® and Murine® eye and ear care products, The Doctor’s® NightGuard® dental protector, Little Remedies® pediatric over-the-counter products, Cutex® nail polish remover, Comet® and Spic and Span® household products, and other well-known brands.

Forward-Looking Statements

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995.  "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.  The "forward-looking statements" include, without limitation, statements regarding the Company’s future performance, liquidity, and borrowing capacity of Prestige Brands Holdings.  These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict.  Actual results could differ materially from those expected as a result of a variety of factors.  A discussion of factors that could cause results to vary is included in the Company's Annual Report on Form 10-K and other periodic and other reports filed with the Securities and Exchange Commission.

Contact: Dean Siegal
914-524-6819

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30
(In thousands, except share data)	2010	2009
Revenues
Net sales	$72,706	$70,395
Other revenues	719	617
Total revenues	73,425	71,012

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	34,546	33,181
Gross profit	38,879	37,831

Operating Expenses
Advertising and promotion	7,598	8,765
General and administrative	7,414	8,195
Depreciation and amortization	2,547	2,345
Total operating expenses	17,559	19,305

Operating income	21,320	18,526

Other expense
Interest expense	5,461	5,654
Loss on extinguishment of debt	300	—
Total other expense	5,761	5,654

Income from continuing operations before income taxes	15,559	12,872
Provision for income taxes	5,944	4,878
Income from continuing operations	9,615	7,994

Discontinued Operations
Income (loss) from discontinued operations, net of income tax	(10)	331

Net income	$9,605	$8,325

Basic earnings per share:
Income from continuing operations	$0.19	$0.16
Net income	$0.19	$0.17

Diluted earnings per share:
Income from continuing operations	$0.19	$0.16
Net income	$0.19	$0.17

Weighted average shares outstanding:
Basic	50,038	49,982
Diluted	50,105	50,095

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	June 30, 2010	March 31, 2010
Current assets
Cash and cash equivalents	$33,106	$41,097
Accounts receivable	28,543	30,621
Inventories	28,076	29,162
Deferred income tax assets	6,745	6,353
Prepaid expenses and other current assets	2,888	4,917
Total current assets	99,358	112,150

Property and equipment	1,243	1,396
Goodwill	111,489	111,489
Intangible assets	556,840	559,229
Other long-term assets	6,705	7,148
Total Assets	$775,635	$791,412

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$12,112	$12,771
Accrued interest payable	3,443	1,561
Other accrued liabilities	10,161	11,733
Current portion of long-term debt	1,500	29,587
Total current liabilities	27,216	55,652

Long-term debt
Principal amount	298,125	298,500
Less unamortized discount	(3,801)	(3,943)
Long-term debt, net of unamortized discount	294,324	294,557

Deferred income tax liabilities	114,574	112,144

Total Liabilities	436,114	462,353

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding – None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 50,173 shares at June 30, 2010 and 50,154 shares at March 31, 2010	502	502
Additional paid-in capital	384,884	384,027
Treasury stock, at cost — 124 shares at June 30, 2010 and March 31, 2010	(63)	(63)
Accumulated other comprehensive income (loss)	—	—
Retained earnings (accumulated deficit)	(45,802)	(55,407)
Total Stockholders' Equity	339,521	329,059

Total Liabilities and Stockholders' Equity	$775,635	$791,412

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30
(In thousands)	2010	2009
Operating Activities
Net income	$9,605	$8,325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,547	2,777
Deferred income taxes	2,036	2,430
Amortization of deferred financing costs	397	480
Impairment of goodwill and intangible assets
Stock-based compensation cost	857	671
Loss on extinguishment of debt	300	—
Loss on disposition of equipment	126	—
Changes in operating assets and liabilities
Accounts receivable	2,078	3,010
Inventories	1,086	528
Prepaid expenses and other current assets	2,029	(1,452)
Accounts payable	(659)	584
Income taxes payable	—	1,551
Accrued liabilities	310	(836)
Net cash provided by operating activities	20,712	18,068

Investing Activities
Purchases of equipment	(130)	(98)
Net cash provided by (used for) investing activities	(130)	(98)

Financing Activities
Proceeds from the issuance of debt	—	—
Payment of deferred financing costs	(111)	—
Repayment of long-term debt	(28,462)	(17,000)
Purchase of common stock for treasury	—	—
Net cash used for financing activities	(28,573)	(17,000)

Increase (decrease) in cash	(7,991)	970
Cash - beginning of period	41,097	35,181

Cash - end of period	$33,106	$36,151

Interest paid	$3,182	$8,085
Income taxes paid	$342	$1,100

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations
Business Segments
(Unaudited)

	For the Three Months Ended June 30, 2010
	Over-the- Counter Healthcare	Household Cleaning	Personal Care	Consolidated
(In thousands)
Net sales	$44,323	$25,814	$2,569	$72,706
Other revenues	14	701	4	719

Total revenues	44,337	26,515	2,573	73,425
Cost of sales	15,582	17,412	1,552	34,546

Gross profit	28,755	9,103	1,021	38,879
Advertising and promotion	5,154	2,324	120	7,598

Contribution margin	$23,601	$6,779	$901	31,281
Other operating expenses				9,961

Operating income				21,320
Other expense				5,761
Provision for income taxes				5,944
Income from continuing operations				9,615
Loss from discontinued operations, net of income benefit				(10)

Net income				$9,605

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations
Business Segments
(Unaudited)

	For the Three Months Ended June 30, 2009
	Over-the- Counter Healthcare	Household Cleaning	Personal Care	Consolidated
(In thousands)
Net sales	$40,272	$26,841	$3,282	$70,395
Other revenues	11	606	—	617

Total revenues	40,283	27,447	3,282	71,012
Cost of sales	13,528	17,801	1,852	33,181

Gross profit	26,755	9,646	1,430	37,831
Advertising and promotion	6,740	1,919	106	8,765

Contribution margin	$20,015	$7,727	$1,324	29,066
Other operating expenses				10,540

Operating income				18,526
Other expense				5,654
Provision for income taxes				4,878
Income from continuing operations				7,994
Income from discontinued operations, net of income tax				331

Net income				$8,325